UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT		06413
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CTWS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 4, 2019, the Commissioners (the “Commissioners”) of the Maine Public Utilities Commission (the “MPUC”), during an open meeting, undertook a vote by which they unanimously approved the indirect acquisition (the “Transaction”) of Maine Water Company by SJW Group pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2018, by and among SJW Group, Hydro Sub, Inc., a Connecticut corporation and a subsidiary of SJW Group, and Connecticut Water Service, Inc., (“CTWS”) a Connecticut corporation and the parent of Maine Water Company.

As previously disclosed, the Commissioners’ vote will lead to the issuance of an approval order. This written order is expected to be issued within a few business days. SJW Group and CTWS intend to close their merger pursuant to the Merger Agreement within three business days after the issuance of the MPUC’s written order. There can be no assurances that the MPUC will issue a written order on the expected timeline.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the SJW Group transaction are not satisfied; (2) the risk that the regulatory approvals required for the proposed transaction are not obtained at all, or if obtained, on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission’s (“CPUC”) investigation of the proposed transaction may cause delays in or otherwise adversely affect the proposed transaction; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the proposed transaction; (6) the ability of each party to meet expectations regarding timing, completion and accounting and tax treatments of the proposed transaction; (7) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (8) changes in demand for water and other products and services; (9) unanticipated weather conditions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of CTWS; (11) risks that the proposed transaction disrupts the current plans and operations of CTWS; (12) potential difficulties in employee retention as a result of the proposed transaction; (13) unexpected costs, charges or expenses resulting from the proposed transaction; (14) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (15) risks related to diverting management’s attention from ongoing business operations of CTWS; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to CTWS’s overall business and financial condition, including those more fully described in its filings with the SEC, including, without limitation, its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 or its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither CTWS nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
(Registrant)

Date: October 4, 2019	By:	/s/ David C. Benoit
David C. Benoit
President and Chief Executive Officer